Exhibit 99.1

Footnotes to Form 4

(1)
 Immediately prior to the closing of the Issuer’s initial public offering, each share of preferred stock automatically converted on a 11.838-for-1 basis into shares of the Issuer’s common stock without payment of additional consideration. The preferred stock had no expiration date.

(2)
Represents shares held directly by AI Fresh Holdings Limited Partnership (“AI Fresh LP”). AI Fresh Topco GP, LLC (“AI Fresh GP”) is the general partner of AI Fresh LP. Advent International Corporation (“Advent”) is the manager of AI Fresh GP. Following the transactions reported herein, neither AI Fresh LP nor AI Fresh GP beneficially owns any securities of the Issuer, and therefore are no longer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)
Advent and entities related to Advent may be deemed to have indirect beneficial ownership of the Issuer’s securities that are directly beneficially owned by AI Fresh LP, including the following entities (i) Advent International GPE VIII Limited Partnership, Advent International GPE VIII-B-1 Limited Partnership, Advent International GPE VIII-B-2 Limited Partnership, Advent International GPE VIII-B-3 Limited Partnership, Advent International GPE VIII-B Limited Partnership, Advent International GPE VIII-C Limited Partnership, Advent International GPE VIII-D Limited Partnership, Advent International GPE VIII-F Limited Partnership, Advent International GPE VIII-H Limited Partnership, Advent International GPE VIII-I Limited Partnership and Advent International GPE VIII-J Limited Partnership (collectively, the “Advent VIII Luxembourg Funds”); (ii) Advent International GPE VIII-A Limited Partnership, Advent International GPE VIII-E Limited Partnership, Advent International GPE VIII-G Limited Partnership, Advent International GPE VIII-K Limited Partnership and Advent International GPE VIII-L Limited Partnership (collectively, the “Advent VIII Cayman Funds”) and (iii) Advent Partners GPE VIII Limited Partnership, Advent Partners GPE VIII Cayman Limited Partnership, Advent Partners GPE VIII-A Limited Partnership, Advent Partners GPE VIII-A Cayman Limited Partnership and Advent Partners GPE VIII-B Cayman Limited Partnership (collectively, the “Advent VIII Partners Funds” and, together with the Advent VIII Luxembourg Funds and the Advent VIII Cayman Funds, the “Advent Funds”).

GPE VIII GP S.à.r.l. (“Advent GP Luxembourg”) is the general partner of the Advent VIII Luxembourg Funds. GPE VIII GP Limited Partnership (“Advent GP Cayman”) is the general partner of the Advent VIII Cayman Funds. (“Advent Partners GP”) is the general partner of the Advent VIII Partners Funds. Advent International GPE VIII, LLC is the manager of Advent GP Luxembourg and the general partner of each of Advent GP Cayman and Advent Partners GP.

Advent is the manager of Advent International GPE VIII, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent Funds.

(4)
On October 5, 2021, AI Fresh LP distributed to its limited partners, for no consideration, an aggregate of 48,170,596 shares of the Issuer’s common stock, representing each such partner’s pro rata interest in such shares. The aforementioned distribution was made in accordance with the exemptions afforded by Rules 16a-13 and 16a-9 of the Exchange Act.

(5)
Represents shares beneficially held by the Advent Funds immediately following the distribution described in footnote (4) above. Immediately following the distribution, the Advent Funds collectively own 46,739,784 shares of common stock of the Issuer, which are represented as follows: (i) 2,801,208 shares held by Advent International GPE VIII Limited Partnership; (ii) 3,040,469 shares held by Advent International GPE VIII-B-1 Limited Partnership; (iii) 2,267,020 shares held by Advent International GPE VIII-B-2 Limited Partnership; (iv) 3,539,978 shares held by Advent International GPE VIII-B-3 Limited Partnership; (v) 8,543,936 shares held by Advent International GPE VIII-B Limited Partnership; (vi) 1,395,510 shares held by Advent International GPE VIII-C Limited Partnership; (vii) 1,193,501 shares held by Advent International GPE VIII-D Limited Partnership; (viii) 353,680 shares held by Advent International GPE VIII-F Limited Partnership; (ix) 3,133,388 shares held by Advent International GPE VIII-H Limited Partnership; (x) 2,913,665 shares held by Advent International GPE VIII-I Limited Partnership; (xi) 2,863,279 shares held by Advent International GPE VIII-J Limited Partnership; (xii) 6,570,631 shares held by Advent International GPE VIII-A Limited Partnership; (xiii) 1,329,140 shares held by Advent International GPE VIII-E Limited Partnership; (xiv) 2,254,307 shares held by Advent International GPE VIII-G Limited Partnership; (xv) 1,343,488 shares held by Advent International GPE VIII-K Limited Partnership; (xvi) 1,220,984 shares held by Advent International GPE VIII-L Limited Partnership; (xvii) 103,389 shares held by Advent Partners GPE VIII Limited Partnership; (xviii) 644,355 shares held by Advent Partners GPE VIII Cayman Limited Partnership; (xix) 124,235 shares held by Advent Partners GPE VIII-A Limited Partnership; (xx) 85,955 shares held by Advent Partners GPE VIII-A Cayman Limited Partnership; and (xxi) 1,017,666 shares held by Advent Partners GPE VIII-B Cayman Limited Partnership.

(6)
The Reporting Person is a Principal of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of his pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.